Exhibit 10.2

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of the 1st day of July, 2003, by and between TTECH ACQUISITION CORP., a Delaware corporation (the "PURCHASER"), FIND/SVP, INC., a New York corporation (the "PURCHASER PARENT"), SOPHEON CORPORATION, a Minnesota corporation, (the "COMPANY"), SOPHEON PLC, a registered corporation in United Kingdom (the "COMPANY PARENT") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent (the "ESCROW AGENT"). The Purchaser and the Purchaser Parent may be referred to collectively herein as the "PURCHASER
PARTIES." The Company and the Company Parent may be referred to collectively herein as the "COMPANY PARTIES."

                                    RECITALS

         A. The Company, the Company Parent, the Purchaser and the Purchaser Parent are parties to that certain Amended and Restated Asset Purchase Agreement dated as of June 25, 2003 (the "ASSET PURCHASE AGREEMENT") pursuant to which the Purchaser shall acquire certain assets of the Company in exchange for, among other things, 32,700 shares of common stock of the Purchaser Parent as set forth on EXHIBIT A hereto (the "PURCHASER PARENT SHARES").

         B. Subsequent to the Closing, in accordance with Section 11.5 of the Asset Purchase Agreement, the Company Parent will deposit shares of its common stock (the "COMPANY PARENT SHARES") with the Escrow Agent, which shares shall also be set forth in EXHIBIT A hereto.

         C. Pursuant to Section 2.3 of the Asset Purchase Agreement, this Agreement must be entered into at and upon the closing of the transactions contemplated by the Asset Purchase Agreement.

         D. The Company, the Company Parent, the Purchaser and the Purchaser Parent desire to enter into this Agreement to establish the terms and conditions of the Escrow Fund as defined below and agreed upon in the Asset Purchase Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein or in the Recitals hereto shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

         2. APPOINTMENT OF ESCROW AGENT; PAYMENT OF ESCROW FEES. The Purchaser, the Purchaser Parent, the Company and the Company Parent hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent hereby accepts such appointment for the purpose of receiving, safeguarding and disbursing the Escrow Fund (as defined below) in accordance with the terms and conditions set forth herein. The Escrow Agent's fees shall be as



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set forth on  SCHEDULE A hereto.  The Escrow  Agent  acknowledges  receipt of an executed copy of the Asset Purchase Agreement. The acceptance fee and the Escrow Agent's first year's administrative fees shall be due upon execution and delivery of this Agreement. Unless otherwise agreed to by the parties in a joint written instruction to the Escrow Agent, all fees and charges shall be paid by the Company Parent. The administrative fees set forth on SCHEDULE A hereto shall govern.

         3. DEPOSIT TO ESCROW. (i) Simultaneously with the execution of this Agreement, the Purchaser Parent has deposited with the Escrow Agent certificates evidencing an aggregate number of 32,700 Purchaser Parent Shares together with a blank stock power duly executed by the Company (the "PURCHASER PARENT SHARES ESCROW") pursuant to Section 2.2 of the Asset Purchase Agreement, and (ii) in accordance with Section 11.5 of the Asset Purchase Agreement, (x) the Company Parent shall deposit with the Escrow Agent certificates evidencing the Company Parent Shares, and (y) the Purchaser shall deliver an assignment separate from certificate with respect to the Company Parent Shares (collectively, the Purchaser Parent Shares and the Company Parent Shares shall be referred to herein as the "SHARES ESCROW" or the "ESCROW FUND"). The Escrow Agent hereby acknowledges receipt of the Purchaser Parent Shares of the Escrow Fund. The Escrow Fund shall not be subject to any lien, attachment, trustee, process or any other judicial process of any creditor of any party hereto, as well as, the Escrow Agent. The Escrow Agent agrees to hold the Escrow Fund in escrow subject to the terms and conditions of this Agreement.

         4. [THIS SECTION INTENTIONALLY OMITTED]

         5. DISBURSEMENTS OF ESCROW FUND. The Escrow Agent shall hold the Escrow Fund in its possession until authorized to make disbursements as provided below. Except as provided in Sections 5(b), 5(c), and 5(d), the Escrow Agent shall only make disbursements from the Escrow Fund in accordance with a joint written direction from the Purchaser Parties and the Company Parties executed and delivered to the Escrow Agent (a "WRITTEN DIRECTION").

                  (a) In the event that the Purchaser presents a certificate (the "PURCHASE PRICE ADJUSTMENT CERTIFICATE") to the Escrow Agent, executed by an officer of such person enclosing either (i) a copy of the Closing Certificate issued pursuant to Section 2.2(b) of the Asset Purchase Agreement and a statement that no objection was made by the Company or the Company Parent to the Closing Period during the Response Period, or (ii) a copy of the Independent Accountant's decision rendered pursuant to Section 2.2(b) of the Asset Purchase Agreement, in each case stating:

                           (i) the dollar  amount and  conversion  to  Purchaser
                  Parent Shares and/or Company Parent Shares, as applicable, or portion thereof, to be disbursed by the Escrow Agent from the Escrow Fund (the "PURCHASE PRICE ADJUSTMENT AMOUNT");

                           (ii) the name of the  payee and  appropriate  contact
                  information; and



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                           (iii)  that  the  Purchaser  has  sent a copy of such
                  Purchase Price Adjustment Certificate to the other parties hereto in accordance with Section 17 hereof,

          then the Escrow Agent shall be authorized, five (5) business days after the receipt of such certificate, to transfer Purchaser Parent Shares and/or Company Parent Shares from the Shares Escrow to the Purchaser, in payment of the amount due to the Purchaser to satisfy the Purchase Price Adjustment under the Asset Purchase Agreement. Any such distribution shall first consist of the distribution of Purchaser Parent Shares, and thereafter, Company Parent Shares, as necessary to satisfy the Purchase Price Adjustment.

                  (b) If, at any time on or before July 1, 2004 (the "ESCROW TERMINATION DATE"), an event occurs in which the Purchaser believes constitutes the basis for the Purchaser Parties or any other Purchaser Indemnified Party to receive indemnity from the Indemnifying Parties pursuant to Article 9.1 of the Asset Purchase Agreement, the Purchaser shall furnish written notice in accordance with Section 17 hereof of such event (the "INDEMNITY NOTICE") to each of the Company Parties and the Escrow Agent setting forth the Purchaser Parties' or any other Purchaser Indemnified Party's belief of the basis therefor together with a good faith estimate of the reasonably foreseeable dollar amount, to be disbursed by the Escrow Agent from the Escrow Fund (the "DISPUTED AMOUNT") then the Escrow Agent shall be authorized to make disbursements to the Purchaser of the Disputed Amount thirty (30) days after the receipt thereof; PROVIDED, HOWEVER, if, within thirty (30) days following receipt by the Escrow Agent of such Indemnity Notice, the Escrow Agent receives a certificate executed by the Company or the Company Parent (a "COMPANY CERTIFICATE") that the Company Parties in good faith dispute the Purchaser's claim, the Escrow Agent shall be authorized to disburse to the Purchaser the portion of the Disputed Amount which is not disputed by the Company Parties in the Company Certificate. If the Purchaser Parties and the Company Parties are unable to resolve any dispute that arises under this Section 5(b) within twenty (20) days of the Escrow Agent's receipt of the Company Certificate, such dispute shall be submitted to dispute resolution pursuant to Section 9.4 of the Asset Purchase Agreement. The Escrow Agent shall set aside the undistributed portion of the Disputed Amount until the arbitrator provided for in Section 9.4 of the Asset Purchase Agreement shall deliver its final decision, at which time the Escrow Agent shall release such Disputed Amount in accordance with the arbitrator's award.

                  (c) If, at any time prior to the Escrow Termination Date, the Escrow Agent receives a certificate executed by the Purchaser Parties (together with all Indemnity Notices and Company Certificates, the "CERTIFICATES") stating (i) that the Purchaser or any other Indemnified Party is entitled to indemnification from the Indemnifying Parties pursuant to Article 9 of the Asset Purchase Agreement by reason of a binding arbitration award pursuant to Section 9.4 of the Asset Purchase Agreement and attaching a copy of such award, (ii) the dollar amount of such indemnification which is to be disbursed by the Escrow Agent from the Escrow Fund (which shall not exceed the amount granted in such award) and the conversion to the Purchaser Parent Shares and/or the Company Parent Shares, as applicable, and (iii) the name of the payee and appropriate contact information



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         (which shall be the Person in whose name such award has been  entered), then the Escrow Agent shall be authorized, ten (10) days after receipt thereof, to make disbursements of the amount indicated in such certificate. The mailing of the Certificates, along with all documents and instruments thereto, shall be simultaneously mailed to the Escrow Agent and the Company Parties by the Purchaser in accordance with
         Section 17 hereof.

                  (d) No later than twenty (20) days prior to the Escrow Termination Date, the Escrow Agent shall notify the Purchaser Parties and the Company Parties in writing that, unless the Purchaser Parties notify the Escrow Agent to the contrary in a writing received prior to the Escrow Termination Date, the Escrow Agent will assign and deliver to the Company or the Company Parent or its nominee, as applicable, the remaining Escrow Fund; PROVIDED, HOWEVER, that in the event the Purchaser Parties have prior to the Escrow Termination Date delivered an Indemnity Notice to the Escrow Agent in accordance with Section 5(b), the Escrow Agent shall only be authorized under this Section 5(d) to assign and deliver the excess of the Escrow Fund over the Disputed Amount (to the extent such Disputed Amount has not already been disbursed by the Escrow Agent to the Purchaser, pursuant to Section 5(b) or otherwise).

                  (e) VALUE OF ESCROWED SHARES. For the purpose of determining the number of Escrow Shares required for (i) a distribution of Escrow Shares to the Purchaser Parties pursuant to an indemnification claim in accordance with Section 5(b), or (ii) otherwise, the Escrow Agent shall divide (x) the applicable Disputed Amount, or (y) any applicable amount determined pursuant to this Agreement, as the case may be, by the amount which is the average closing price of the Purchaser Parent Shares and/or the Company Parent Shares, as applicable, under the method described in the last paragraph of Section 9.1 of the Asset Purchase Agreement.

                  (f) FLUCTUATIONS IN VALUE OF ESCROW SHARES. It is recognized by the parties hereto that the Purchaser Parent Shares and the Company Parent Shares, certificates of which comprise the Escrow Shares, are publicly traded and that fluctuations in the prices of such stock will occur from day to day. The Escrow Agent shall not be required or expected to notify any of the parties hereto of any fluctuation in value of the said stock during the term hereof and the Company shall not be required to provide any additional Escrow Shares or other property by reason thereof.

                  (g) NOTIFICATION OF RECEIPTS; DELIVERIES AND DISBURSEMENTS BY THE ESCROW AGENT. As promptly as practicable after receipt by the Escrow Agent of each delivery of funds, certificates, instruments or other documents from a party and as promptly as practicable after delivery of funds, certificates, instruments or other documents by the Escrow Agent to a party, the Escrow Agent shall inform all the parties in writing of such deposit, disbursement or delivery.

         6. TERMINATION.

                  (a) This Agreement shall be effective as of the date hereof and shall continue in full force and effect until the earlier of (i) a written agreement between the parties to terminate this Agreement, or
         (ii) the close of business on the Business Day during which



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         the last of the Escrow  Fund is  distributed  in full  pursuant  to the terms hereof, at which time this Agreement shall terminate. Upon termination of this Agreement, the Escrow Agent shall be discharged from any further obligation hereunder.

                  (b) Except as specifically agreed in writing by the parties hereto, termination of this Agreement under Section 6(a) shall not relieve any of the parties hereto of any obligation arising under this Agreement prior to its termination. The provisions of this Section 6(b) and of Sections 7, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

                  (c) For purposes of this Agreement, the term "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which commercial banks in New York, New York are required or authorized by law or executive order to remain closed.

         7. TAXATION OF INCOME ON ESCROW FUND. The Purchaser Parties and the Company Parties agree that, for income Tax purposes, the Company shall include the income earned on the Escrow Fund until disbursement in gross income for each taxable year of the Company in which such income is earned (each, a "TAXABLE YEAR"), without regard to when or to whom such income is paid. The Company Parties shall pay all applicable income, withholding and any other taxes imposed on or measured by income which is attributable to income from the Escrow Fund and shall file all tax and information returns applicable thereto.

         8. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT. If is understood and agreed that the Escrow Agent shall:

                  (a) be under no duty to accept information from any Person other than either the Purchaser Parties and the Company Parties and then only to the extent and in the manner provided in this Agreement;

                  (b) be protected in acting upon any written notice, opinion, request, certificate, approval, consent or other document reasonably believed by it in good faith to be genuine and to be signed by the proper party or parties;

                  (c) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is given in accordance with Section 17 hereof;

                  (d) be indemnified and held harmless jointly and severally by the Company against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or expense, including the expense of defending itself against any claim of liability it may sustain in carrying out the terms of this Agreement, except such claims as are occasioned by its bad faith, gross negligence, willful misconduct, fraud or any other breach of fiduciary duty; PROVIDED, HOWEVER, that promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify each other party thereof in writing; and PROVIDED, FURTHER, that the



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         indemnitor  hereunder  shall be entitled,  jointly and severally and at their own expense, to participate in and/or assume the defense of any such action, suit or proceeding;

                  (e) have no liability or duty to inquire into the terms and conditions of any agreements to which the Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial in nature;

                  (f) be permitted to consult with counsel of its choice selected with reasonable care and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the written advice of such counsel; PROVIDED, HOWEVER, that nothing contained in this subsection (f), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful misconduct, fraud or any other breach of fiduciary duty, all as provided in subsection (d) above;

                  (g) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto;

                  (h) if and to the extent it is uncertain as to its duties and rights hereunder, be entitled to refrain from taking any action other than to keep all property held by it in escrow until it shall be directed otherwise in a joint writing by the Purchaser Parties and the Company Parties, in accordance with this Agreement, or by a final judgment of a court or arbitrator of competent jurisdiction;

                  (i) have no liability for any act or omission done pursuant to the instructions contained or expressly provided for herein, or written instructions given by joint instructions of the Purchaser Parties and the Company Parties pursuant hereto;

                  (j) have the right, at any time, to resign hereunder by giving written notice of its resignation to the Purchaser Parties and the Company Parties, in accordance with Section 17 hereof, at least thirty
         (30) business days prior to the date specified for such resignation to take effect; in which case, upon the effective date of such resignation:

                           (i) all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such Person as may be designated jointly in writing by the Purchaser Parties and the Company Parties, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

                           (ii) if no such  Person has been  designated  by such
                  date, the Escrow Agent's sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a Person designated jointly in writing by the Purchaser Parties and the Company Parties, or, if no such Person shall have been so designated, in accordance with the directions of a final order or judgment of a court of competent jurisdiction, and the provisions of subsections (f),
                  (j) and (k) of this Section 8 shall remain in effect; and



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                  (k)  be  reimbursed   upon  its  request  for  all  reasonable
         expenses, disbursements and advances incurred or made by it in accordance with any provisions of this Agreement, except any such expenses, disbursements or advances as may be attributable to its gross negligence, willful misconduct (including breach of this Agreement), bad faith, fraud or other breach of fiduciary duty. All reimbursements pursuant to this Section 8(k) shall be made by the Company.

                  (l) The Escrow Agent shall not be entitled to indemnification from the Escrow Fund for any indemnification required by this Section 8.

         9.       [INTENTIONALLY OMITTED]

         10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES. The Company Parties jointly and severally hereby represent and warrant to each other party hereto that:

                  (a) this Agreement has been duly authorized, executed and delivered by the Company Parties, and is the legal, valid and binding agreement of the Company Parties, enforceable against them in accordance with its terms; and

                  (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under or pursuant to any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company Parties are a party or by which they or any of their assets are bound.

         11. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES. The Purchaser Parties jointly and severally hereby represent and warrant to each other party hereto that:

                  (a) this Agreement has been duly authorized, executed and delivered by the Purchaser Parties and is the legal, valid and binding agreement of the Purchaser Parties, enforceable against them in accordance with its terms; and

                  (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under or pursuant to any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Purchaser Parties are a party or by which they or any of their assets are bound.

         12. REPRESENTATIONS AND WARRANTIES OF THE ESCROW AGENT. The Escrow Agent hereby represents and warrants to each other party hereto that:

                  (a) this Agreement has been duly authorized, executed and delivered by the Escrow Agent, and is the legal, valid and binding agreement of the Escrow Agent, enforceable against the Escrow Agent in accordance with its terms; and



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                  (b) the execution,  delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under or pursuant to any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Escrow Agent is a party or by which it or any of its assets is bound.

         13. REMOVAL. The Purchaser Parties and the Company Parties may, through a joint written notice delivered thirty (30) days prior to its effective date and designating a substitute escrow agent, dismiss the Escrow Agent hereunder and appoint a successor. Upon the effective date of such replacement, the Escrow Agent shall promptly account for and deliver to the successor escrow agent designated in such notice the Escrow Fund, including all investments thereof and accrued income thereon on the date of such accounting and delivery. Upon acceptance of such accounting and delivery by such successor escrow agent, and upon reimbursement to the Escrow Agent of all fees and expenses due hereunder through the date of such accounting and delivery, the Escrow Agent shall be released and discharged form all of its duties and obligations hereunder, but without prejudice to any liability of the Escrow Agent for its gross negligence, willful misconduct (including breach of this Agreement), bad faith, fraud or other breach of fiduciary duty.

         14. ENTIRE AGREEMENT. This Agreement (together with the Asset Purchase Agreement and the Ancillary Documents thereto) embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any other prior oral or written agreements, arrangements or understandings between the parties hereto, and any such prior agreements, arrangements or understandings are hereby terminated and of no further effect.

         15. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or a waiver of any subsequent breach. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         16. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon the Purchaser Parties, the Company Parties and the Escrow Agent and their respective successors and permitted assigns.

         17. NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after



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delivery to the overnight  courier,  upon  telephone  confirmation  of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

         If to the Company or      Sopheon PLC
         the Company Parent:       Stirling House
                                   Stirling Road
                                   Surrey Research Park
                                   Guildford, Surrey  GU2 5RF
                                   ENGLAND
                                   Facsimile No.:  011-44-1483-883050
                                   Telephone No.:  011-44-1483-883000
                                   Attention:  Barry Mence
                                               Arif Karimjee

         With a copy to:           Briggs and Morgan, Professional Association
                                   2400 IDS Center
                                   80 South Eighth Street
                                   Minneapolis, Minnesota  55402
                                   Facsimile No.:  612-977-8650
                                   Telephone No.:  612-977-8492
                                   Attention:  Michael J. Grimes

         If to the Purchaser       Find/SVP, Inc.
         or the Purchaser          625 Avenue of the Americas
         Parent:                   New York, New York  10011-2020
                                   Facsimile No.: 212-255-7632
                                   Telephone No.: 212-645-4500
                                   Attention:  Chief Executive Officer

         With a copy to:           Kane Kessler, P.C.
                                   1350 Avenue of the Americas
                                   New York, New York  10019-4896
                                   Facsimile No.:  212-245-3009
                                   Telephone No.:  212-541-6222
                                   Attention:  Robert L. Lawrence, Esq.

         If to the Escrow          U.S. Bank National Association
         Agent:                    180 East Fifth Street, EP-MN-T2CT
                                   St. Paul, Minnesota 55101
                                   Attention: Thomas H. Caruth
                                   Facsimile No.: 651-244-0712
                                   Telephone No.: 651-244-0733

Either party hereto may change the address to which notices shall be sent by sending written notice of such change of address to the other parties in accordance herewith.

         18. FURTHER ASSURANCES. The parties hereto agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         19.      INTERPRETATION.

                  (a) HEADINGS. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  (b) CERTAIN TERMS AND QUANTITIES. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." Except in the preceding sentence, the word "including" means "including without limitation." The words "either" and "or" refer to an exclusive choice. Capitalized terms defined in any Section of this Agreement shall be used throughout this Agreement as so defined. Where appropriate, words denoting the singular shall include the plural and words denoting the masculine shall include the feminine and neuter. In all cases herein where a dollar amount, time period, percentage or other quantity is expressed using roman numerals and fully written out, the latter expression shall govern over the expression using roman numerals. A reference to conduct includes references to an omission, statement or undertaking.

                  (c) INTERNAL CROSS REFERENCES. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or clause in this Agreement. Unless otherwise specified, references herein to a section, subsection or cause refer to the appropriate section, subsection or clause in this Agreement.

                  (d) NO DRAFTING PRESUMPTION. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto are familiar with the Asset Purchase Agreement and the definitions therein.

         20. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Such execution shall be effective when one or more such counterparts shall have been executed by each of the parties hereto and at least one of each such counterpart shall have been delivered to each of the other parties hereto. The counterparts of this Agreement and all ancillary documents hereto may be executed and delivered by facsimile signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

         21. MISCELLANEOUS. This Agreement and its provisions shall be construed, governed by and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the principles of comity or conflicts of laws thereof. This Agreement may be amended or modified only in writing signed by each of the parties hereto. The parties hereto agree and consent that any legal action, suit or proceeding seeking to enforce any provision of this Agreement shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in the State of New York, or in the United States District Court having jurisdiction in the State of New York, and the parties agree that venue will be proper in such courts and waive any objection that they may have now or hereafter have to the venue of any such suit, action or proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding. The parties hereto further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action or proceeding, if given or made (i) according to applicable law, (ii) by a person over the age of eighteen (18) who personally served such notice or service of process on a party hereto, or (iii) by certified mail, return receipt requested, mailed to the applicable party at such party's address as set forth in this Agreement (as such addresses may be hereafter modified by notice given in accordance herewith).

         22. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any Person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         23. TRANSFERABILITY. The respective interests of the Company Parties in the Escrow Fund shall not be assignable or transferable, other than by operation of law or pursuant to the terms hereof. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Purchaser Parties in accordance with Section 17 hereof, and no such assignment or transfer shall be valid until such notice is given.

         24. VOTING OF SHARES. The Company shall have the sole right to vote any Escrow Shares being held in the name of the Company and to receive any dividends thereon.

         25. ADJUSTMENTS TO ESCROW SHARES. If all or any portion of the Escrow Shares are subject to any share distribution, share split, split-up, split-off, spin-off, recapitalization, reincorporation merger with a wholly owned Delaware subsidiary, separation, reorganization, liquidation, combination, redemption, or exchange of shares, warrants or other units of equity (together, "EQUITY EQUIVALENTS") of the Purchaser, occurring after the date hereof, as a result of which Equity Equivalents of any class shall be issued in respect of outstanding Purchaser's common stock being changed into the same or a different number of shares of Purchaser's common stock or other Equity Equivalents, the number and value of Escrow Shares shall be correspondingly and ratably adjusted by the Purchaser's board of directors so as to be substantially the economic equivalent of the number and value of the Escrow Shares that are in the possession of the Escrow Agent immediately preceding the event that causes the change in the number or character of the shares of the Purchaser's common stock. The Purchaser shall effect this change by replacing the Escrow Shares with Equity Equivalents within fifteen (15) days of the effective date of the event that caused the change in the number or character of the shares of Purchaser's common stock. Upon receipt by Escrow Agent, the Equity Equivalents shall be deemed to be Escrow Shares for all purposes hereof; provided, that the valuation provisions set forth Section 5(e) hereof shall be ratably adjusted by the Purchaser in accordance with the actions of its board of directors causing the Equity Equivalents to be issued.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                    COMPANY PARENT:

SOPHEON CORPORATION                         SOPHEON PLC



By /s/Ronald K. Helgeson                    By /s/Arif Karimjee
   ---------------------------------           ---------------------------------
   Its Vice President                          Its Secretary
       -----------------------------               -----------------------------


PURCHASER:                                  PURCHASER PARENT:

TTECH ACQUISITION CORP.                     FIND/SVP, INC.



By /s/Peter Stone                           By Peter Stone
   ---------------------------------           ---------------------------------
   Its Treasurer                               Its Chief Financial Officer
       -----------------------------               -----------------------------


ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION


By /s/Thomas H. Carruth
   ---------------------------------
   Its Vice President
       -----------------------------









                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    EXHIBIT A
                                       TO
                                ESCROW AGREEMENT


                                 STOCK OWNERSHIP

-----------------------------------------------------------------------------------------------
        COMPANY               SHARES       PERCENT        TIN                ADDRESS
-----------------------------------------------------------------------------------------------
  Sopheon Corporation    Purchaser Parent    100      41-1967943  2850 Metro Drive
                               32,700                             Bloomington, Minnesota 55425
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
TTech Acquisition Corp.   Company Parent     100      02-0696604  625 Avenue of the Americas
                              388,350                             New York, NY 10019-4896
-----------------------------------------------------------------------------------------------

                                   SCHEDULE A
                                       TO
                                ESCROW AGREEMENT

                               ESCROW AGENT'S FEES



Acceptance Fee:                                                          $1,000
(Includes review of Agreement and establishing procedures and controls)

First year's administrative fee:
(payable upon opening account, nonrefundable)

         If all funds are invested in a Money Market Fund
         utilized by U.S. Bank                                           $1,500

         If funds are invested other than above                          $2,000

Subsequent year administration fee:                                    as above
(non-proratable to commence on first anniversary date)











                                  Schedule A-1